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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
The Bank of Kentucky Financial Corporation
Florence, Kentucky

We consent to the incorporation by reference in the Registration Statement of The Bank of Kentucky Financial Corporation on Form S-8 of our Report of Independent Auditors, dated January 22, 1998, on the consolidated balance sheets of The Bank of Kentucky Financial Corporation as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two year period ended December 31, 1997, which report is included in Form 10-KSB of The Bank of Kentucky Financial Corporation for the year ended December 31, 1997.

                                           By /s/ Crowe, Chizek and Company LLP
                                              ---------------------------------
                                              Crowe, Chizek and Company LLP

March 28, 1998
Indianapolis, Indiana